Exhibit 10.4

THIRD AMENDING AGREEMENT

BETWEEN:

ACCELERIZE INC.

- AND -

BEEDIE INVESTMENTS LIMITED

dated as of AUGUST 31, 2018

THIRD AMENDING AGREEMENT

This Third Amending Agreement is made effective as of the 31st day of August, 2018 between:

ACCELERIZE INC.
as Borrower

(the "Borrower")

and

BEEDIE INVESTMENTS LIMITED
as Lender

(the "Lender")

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of January 25, 2018, as amended by a first amending agreement (the “First Amending Agreement”) dated as of May 31, 2018, and a second amending agreement (the “Second Amending Agreement”) dated as of June 13, 2018 (collectively, the "Credit Agreement");

AND WHEREAS the parties have agreed to enter into this third amending agreement (the "Third Amending Agreement") to amend the Credit Agreement as provided for herein (the Credit Agreement as amended by this Third Amending Agreement is referred to as the "Amended Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of one dollar ($1.00) by each of the parties hereto to the others and other good and valuable consideration, including the issuance by the Borrower to the Lender of the Additional Warrants (as defined below), the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement

1.1	The Credit Agreement is hereby amended as of the date that the conditions precedent in Section 3 herein have been satisfied or waived by the Lenders (the "Effective Date") as follows:

(a)	The definition of “Commitment Fee” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“‘Commitment Fee’ means collectively the First Tranche Commitment Fee and the Second Tranche Commitment Fee.”

(b)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘First Tranche Commitment Fee’ means the non-refundable commitment fee in the amount of US $175,000, being 2.5% of the Credit Limit, which was paid to the Lender as of the Closing Date.”

(c)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Gemini APA’ means that certain Asset Purchase Agreement, to be entered into by and between the Borrower, as seller, and a to-be-determined party, as purchaser, with respect to the acquisition by purchaser of substantially all of the assets of the Borrower.”

(d)	The definition of “Permitted SaaS Debt” in Section 1.1 of the Credit Agreement is amended by deleting “US $7,500,000” and replacing it with “the Priority Cap”.

(e)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Priority Cap’ means the initial principal amount of US $6,000,000, thereafter reduced permanently from time to time in the principal amount or amounts, if any, which correspond to the principal amount or amounts of payments received or collected by SaaS in respect of the SaaS Credit Agreement.”

(f)	The following is added to the definitions in Section 1.1 of the Credit Agreement and shall constitute a “Subsequent Tranche” under the Credit Agreement:

“‘Second Tranche’ means the principal amount of US $1,500,000.”

(g)	The following is added to the definitions in Section 1.1 of the Credit Agreement:

“‘Second Tranche Commitment Fee’ means the non-refundable commitment fee in the amount of US $275,000, earned by the Lender as at the date hereof.”

(h)	The following is added as Section 2.7 of the Credit Agreement:

“2.7     Additional Warrants

In partial consideration for the Lender entering into the third amending agreement to the Credit Agreement, the Borrower shall issue common share purchase warrants (the “Additional Warrants”) registered in the name of the Lender to purchase up to an aggregate of 835,000 common shares of the Borrower (“Common Shares”), at an exercise price of US $0.35 per Common Share, as set forth in the certificates representing such Warrants (the “Additional Warrant Certificates”), such Additional Warrant Certificates to be substantially in the form as set out in Schedule D attached hereto. The Additional Warrants shall be issued on the Effective Date and shall be exercisable at any time on or before the date which is six (6) years following the date on which the Second Tranche is advanced.”

(i)	The first sentence of Section 4.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall pay to the Lender the outstanding balance of the First Tranche Commitment Fee by way of deduction from the Advance of the First Tranche. The Borrower (i) shall pay to the Lender US $75,000 of the Second Tranche Commitment Fee on or before the Second Tranche is advanced, and (ii) shall pay to the Lender the US $200,000 of the Second Tranche Commitment Fee that remains to be paid on or before the Maturity Date; provided, however, that the obligation of the Borrower to pay the amount set out in clause (ii) shall be waived by the Lender if the Borrower prepays the Obligations in full on or prior to the date which is six (6) months following the date on which the Second Tranche is advanced.”

(j)	Section 6.1(b) of the Credit Agreement is amended by deleting “Commitment Fee” in such section and replacing it with “First Tranche Commitment Fee”.

(k)	Section 6.2(a) of the Credit Agreement is waived in respect of the Second Tranche; provided that such waiver shall not be construed as a permanent waiver of such Section;

(l)	Section 8.3(h) of the Credit Agreement is amended by deleting “Section 8.3(f)” and replacing it with “Section 8.3(g)”.

(m)	Section 8.4(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a)

Minimum Adjusted EBITDA. Not suffer or permit its average Adjusted EBITDA per month for any three (3) consecutive calendar months, with each such month’s Adjusted EBITDA to be calculated as of the last day of such month, to exceed the amounts set forth below for such periods (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
November 1, 2017 to December 31, 2017	($150,000)
January 1, 2018 through April 30, 2018	($175,000)
May 1, 2018 through June 30, 2018	($350,000)
July 1, 2018 through July 31, 2018	($300,000)
August 1, 2018 through August 31, 2018	($200,000)
September 1, 2018 through September 30, 2018	($400,000)
October 1, 2018 through December 31, 2018	($300,000)
November 1, 2018 through November 30, 2018	($250,000)
December 1, 2018 to December 31, 2018	($200,000)
January 1, 2019 through February 28, 2019	($100,000)
March 1, 2019 and at all times thereafter	$0

(a)     For purposes of determining Minimum Adjusted EBITDA for the period from January 1, 2018 through June 30, 2018, one-time legal, consulting, and out of pocket expenses relating to this Agreement and the concurrent amendment to the SaaS Credit Agreement will be excluded from the calculation of Adjusted EBITDA. For the purposes of determining Minimum Adjusted EBITDA for the period from July 1, 2018 through February 28, 2019, one-time legal, consulting and out of pocket expenses relating to this Agreement, the concurrent amendment to the SaaS Credit Agreement and the entry into the Gemini APA, in each case as and when incurred, along with bad debt expense from July 1, 2018 through October 31, 2018, will be excluded from the calculation of Adjusted EBITDA.”

(n)	Section 8.4(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)

Revenue Renewal Rate. The Borrower shall not permit its average Revenue Renewal Rate per month for any three (3) consecutive calendar months, with each such month’s Revenue Renewal Rate calculated at the end of such month within the Term and excluding from the calculation all historical revenue relating to the former client known as GlobalWide Media, (i) for the months of May 2018, June 2018, July 2018 and August 2018, to be less than seventy-five percent (75%), (ii) for the months of September 2018, October 2018, November 2018, December 2018, January 2019 and February 2019, to be less than seventy-two and one-half percent (72.5%), and (iii) for any other month, to be less than eighty percent (80%).”

(o)	Section 8.4(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d)	Total Debt to MRR. Maintain Total Debt to MRR calculated on a consolidated basis for the Loan Parties of not more than:

(i)     6.50:1.00 from the Closing Date to May 31, 2018;

(ii)     waived from September 1, 2018 to February 28, 2019; and

(iii)     6.50:1.00 from March 1, 2019 and for each calendar month thereafter;”.

(p)	Section 8.4(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(f)	Secured Debt to MRR. Maintain Secured Debt to MRR calculated on a consolidated basis for the Loan Parties of not more than:

(i)     6.50:1.00 from June 1, 2018 to August 31, 2018;

(ii)     7.00:1.00 from September 1, 2018 to December 31, 2018;

(iii)     6.50:1.00 from January 1, 2019 to February 28, 2019; and

(iv)     6.00:1.00 from March 1, 2019 and for each calendar month thereafter;”.

(q)	The following is added as Section 8.2(h) of the Credit Agreement:

“(h)     on the 1st and 15th day of each month, commencing on September 15, 2018 and ending with the forecast due on March 15, 2019, an updated detailed 13-week cash flow forecast illustrating the expected cash inflows and outflows of the Borrower.”

(r)

It shall be an “Event of Default” under the Credit Agreement if the advance of the remaining principal amount of the Second Junior Unsecured Debt Tranche of US $500,000 is not made by September 14, 2018 pursuant to Section 1.1(s) of this Third Amending Agreement.

(s)	Section 1.1(f) of the First Amending Agreement is hereby deleted in its entirety and replaced with the following:

“Pursuant to clause (f) of the definition of “Permitted Funded Debt” in Section 1.1 of the Credit Agreement:

(i)

unsecured debt of the principal amount of US $3,500,000 (the “Junior Unsecured Debt”) shall constitute “other Subordinated Obligations approved in writing by the Lender in its sole discretion” and “Permitted Funded Debt”, provided that (A) the Borrower incurs such Junior Unsecured Debt by way of money borrowed, (B) a principal amount of US $2,000,000 of the Junior Unsecured Debt is funded in the principal amount of US $1,500,000 on May 31, 2018 and in the remaining principal amount of US $500,000 on or before June 30, 2018, (C) a principal amount of US $1,500,000 (the “Second Junior Unsecured Debt Tranche”) of the Junior Unsecured Debt is funded in the principal amount of at least US $1,000,000 on or before the Second Tranche is advanced and in the remaining principal amount of US $500,000 on or before September 14, 2018; (D) no agreement evidencing or relating to the Junior Unsecured Debt (each, a “Junior Debt Document”) contains any financial covenants, (E) the Borrower causes such Junior Unsecured Debt to be subordinated and postponed on terms satisfactory to the Lender pursuant to the Subordination and Postponement Agreement (as defined below) and (F) except as provided in clauses (ii) and (iii) below, the Borrower incurs such Junior Unsecured Debt in compliance with all other covenants, terms and provisions of the Credit Agreement;

(ii)

notwithstanding Section 8.3(r) of the Credit Agreement, the Borrower may pay interest in cash on the Junior Unsecured Debt at periodically scheduled intervals at a rate not to exceed 12% per annum so long as no “Blockage Period” (as defined in the Subordination and Postponement Agreement) is in effect; and

(iii)	notwithstanding Section 8.3(n) of the Credit Agreement, the Borrower may enter into Junior Debt Documents with lender(s) that are Related Parties.”

2.	Certification

2.1	The Borrower confirms to and agrees with the Lender that:

(a)

each of the representations and warranties made in the Amended Credit Agreement, including the representations set out in Section 6.2, is true and correct (except for failure to comply with the covenants set forth in Section 8.4(a) (Minimum Adjusted EBITDA) and Section 8.4(b) (Revenue Renewal Rate) for the months of July 2018 and August 2018, each of which constitutes an Event of Default under Section 9.1(b) (the “Specified Defaults”), and any other qualifications to representations and warranties disclosed to the Lender and consented to in writing by the Lender in its sole discretion, and provided however that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date); and

(b)	no Default or Event of Default has occurred which is continuing.

3.	Conditions Precedent

3.1	This Third Amending Agreement shall become effective at such time as:

(a)	the Lender shall have received the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i)	this Third Amending Agreement, duly executed and delivered by the Borrower;

(ii)	duly issued Additional Warrants;

(iii)	a subordination agreement entered into by each holder of the Borrower’s unsecured debt in favor of the Lender and acknowledged by the Borrower; and

(iv)	stock exchange, dealer network or other Governmental Authority approval and, if required under the Permitted SaaS Debt, SaaS consent for the issuance of the Additional Warrants;

(b)	the Borrower shall have paid the Lender all interest which is accrued and unpaid (including interest claimed by the Lender at the Default Rate) up to the date on which the Second Tranche is advanced;

(c)

the Borrower shall in respect of the preparation, execution and delivery of this Third Amending Agreement have paid all fees, costs and expenses of the kind referred to in Section 10.11 of the Credit Agreement;

(d)	no event or circumstance shall have occurred that in the opinion of the Lender would reasonably be expected to have a Material Adverse Effect;

(e)	no Default or Event of Default shall have occurred and be continuing;

(f)

an amendment to the SaaS Credit Agreement, inter alia, amending its financial covenants, permitting the incurrence by the Borrower of the Second Junior Unsecured Debt Tranche and reducing the Permitted SaaS Debt shall have been executed and delivered by SaaS and the Borrower and a copy thereof provided to the Lender;

(g)

the Lender shall be satisfied with all terms and conditions of the Second Junior Unsecured Debt Tranche, any additional Junior Debt Documents required in connection with the Second Junior Unsecured Debt Tranche shall have been executed and delivered by the lender(s) and agent (if any) of the Junior Unsecured Debt and the Borrower and copies thereof provided to the Lender, and the first advance of the Second Junior Unsecured Debt Tranche in the amount of US $1,000,000 shall have been made; and

(h)	receipt of all regulatory, securities and/or third party consents and/or approvals in respect of this Third Amending Agreement and the Warrants, in form, and on terms, satisfactory to the Lender.

3.2	The terms and conditions of this Section 3 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

4.	Acknowledgements and Waivers

4.1	The Borrower hereby acknowledges and agrees that the Specified Defaults are Events of Default that have occurred under the Credit Agreement and requests a waiver thereof.

4.2	The Borrower hereby acknowledges and agrees that interest at the Default Rate is payable to the Lender on the Obligations from July 1, 2018 to the date on which the Second Tranche is advanced.

4.3

The Lender acknowledges and agrees that the failure by the Borrower to comply with the Specified Defaults is hereby waived provided that such waiver shall not be construed as a permanent waiver of such Sections.

5.	Miscellaneous

5.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Amended Credit Agreement.

5.2

The Credit Agreement and all covenants, terms and provisions thereof, as amended by this Third Amending Agreement, shall be and continue to be in full force and effect and is hereby ratified and confirmed.

5.3

This Third Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Third Amending Agreement. For the purposes of this Section, the delivery of a facsimile copy or pdf emailed copy of an executed counterpart of this Third Amending Agreement shall be deemed to be valid execution and delivery of this Third Amending Agreement, but the party delivering a facsimile copy or pdf emailed copy shall deliver an original copy of this Third Amending Agreement as soon as possible after delivering the facsimile copy or pdf emailed copy.

5.4

This Third Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Third Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

5.5	This Third Amending Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Third Amending Agreement as of the day and year first written above.

ACCELERIZE INC., as Borrower

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO

BEEDIE INVESTMENTS LIMITED, as Lender

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

CONSENT AND AGREEMENT OF GUARANTOR

The undersigned unlimited guarantor of the Obligations of the Borrower to the Lender does hereby consent and agree to the Borrower entering into this Third Amending Agreement.

Dated as of August 31, 2018.

CAKE MARKETING UK LTD.

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO